EXHIBIT 99.1

      Movie Star, Inc., Reports Fiscal 2004 First Quarter Financial Results


New York, New York (November 3, 2003)--Movie Star, Inc. (AMEX: MSI), today announced financial results for the fiscal 2004 first quarter ended September 30, 2003.

Net income for the fiscal 2004 first quarter increased 27.3% on a 6.6% improvement in net sales. Net income was $853,000, or $0.05 per diluted share, compared with last year's net income of $670,000, or $0.04 per diluted share. Net sales, compared with the same period last year, increased to $16.8 million at September 30, 2003 from $15.8 million as gross margins increased 170 basis points to 31.4% from last year's 29.7%.

Mel Knigin, President and Chief Executive Officer, stated: "Fiscal 2004 is off to a good start as we are entering the holiday season with an exciting product line at attractive price points. We believe the demand and orders for the first half of fiscal 2004 will be similar to that of the first half of 2003. Looking beyond the first half of the fiscal year, it appears that some of our larger customers are placing their spring business orders later this year than they did last year as they closely monitor the timing of their purchases and inventory levels. As a result, if those orders are received, we will be faced with shorter lead times for delivery. Fortunately, we have established excellent working relationships with many of our overseas manufacturers and we are confident we will be able to meet the challenge of delivering quality products on time. We are hopeful that our customers' delays in placing orders is a temporary adjustment for them and will not result in a significant reduction of our overall business for the current fiscal year. Our strong balance sheet and well-controlled and streamlined operation will also enable the Company to consider alternatives to expanding our business."

MOVIE STAR, INC. produces and sells ladies apparel, including sleepwear, robes, leisurewear, and daywear. Current collections include the Cinema Etoile premium line of intimate apparel and the Movie Star line of apparel sold as private label programs.

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the industry; general economic conditions; addition or loss of significant customers; the loss of key personnel; product development; competition; risks of doing business abroad; foreign government regulations;
fluctuations in foreign rates; rising costs for raw materials and the unavailability of sources of supply; the timing of orders booked; and the risk factors listed from time to time in the Company's SEC reports.

CONTACT:                                  INVESTOR RELATIONS:
Movie Star, Inc.        -or-              SM Berger & Company, Inc.
Thomas Rende, CFO                         Stanley Berger
(212) 798-4700                            (216) 464-6400

                      [Tables follow]

                                MOVIE STAR, INC.
                              STATEMENTS OF INCOME
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)


                                                                  Three Months Ended
                                                                    September  30,
                                                                 2003             2002
                                                                -----             -----
Net sales                                                      $16,826          $15,780
Cost of sales                                                   11,544           11,094
                                                                ------           ------
  Gross profit                                                   5,282            4,686

Selling, general and administrative expenses                     3,819            3,469
                                                                 -----           -----

  Income from operations                                         1,463            1,217

Interest income                                                     -                (1)
Interest expense                                                    42              102
                                                                -------          ------

Income before income taxes                                       1,421            1,116
Income taxes                                                       568              446
                                                                ------           -------

  Net income                                                     $ 853           $  670
                                                                 =====           ======

  BASIC NET INCOME PER SHARE                                      $.06             $.04
                                                                  ====             ====

  DILUTED NET INCOME PER SHARE                                    $.05             $.04
                                                                 =====             ====

Basic weighted average number of shares outstanding             15,502           15,085
                                                                ======           ======
Diluted weighted average number of shares outstanding           16,211           15,085
                                                                ======           ======


                                MOVIE STAR, INC.
                            CONDENSED BALANCE SHEETS
                     (In Thousands, Except Number of Shares)



                                                                             September 30,          June 30,           September 30,
                                                                                   2003              2003*                 2002
                                                                           -----------------       ----------         --------------
                                                                              (Unaudited)                               (Unaudited)

                                     Assets

Current Assets
 Cash                                                                                $ 228           $ 219               $ 194
 Receivables, net                                                                   12,068           8,992              11,964
 Inventory                                                                           9,505          10,392               9,020
 Deferred income taxes                                                               2,028           2,511               1,463
 Prepaid expenses and other current assets                                             426             365                 300
                                                                                   -------         -------              ------
        Total current assets                                                        24,255          22,479              22,941

Property, plant and equipment, net                                                   1,094           1,153               1,335
Deferred income taxes                                                                   50              50               2,662
Other assets                                                                           403             407                 370
                                                                                   -------         -------              ------
        Total assets                                                               $25,802         $24,089             $27,308
                                                                                   =======         =======             =======

                      Liabilities and Shareholders' Equity

Current Liabilities
 Notes payable                                                                     $ 4,020          $2,277             $ 8,681
 Current maturities of capital lease obligations                                        17              27                  41
 Accounts payable and other current liabilities                                      3,194           4,196               4,026
                                                                                   -------         -------              ------
         Total current liabilities                                                   7,231           6,500              12,748
                                                                                   -------         -------              ------


Long-term liabilities                                                                  337             325                 266
                                                                                   -------         -------              ------

Commitments and Contingencies                                                            -               -                   -

Shareholders' equity
 Common stock, $.01 par value - authorized 30,000,000 shares;
    issued 17,592,000 shares in September 2003, 17,412,000
    in June 2003 and 17,102,000 in September 2002                                     176              174                 171
 Additional paid-in capital                                                         4,468            4,353               4,147
 Retained earnings                                                                 17,208           16,355              13,594
                                                                                   -------         -------              ------
                                                                                    21,852          20,882              17,912

 Less: Treasury stock, at cost - 2,017,000 shares                                    3,618           3,618               3,618
                                                                                   -------         -------              ------

         Total shareholders' equity                                                18,234           17,264             14,294
                                                                                   -------         -------              ------

Total liabilities and shareholders' equity                                         $25,802         $24,089             $27,308
                                                                                   =======         =======             =======

* Derived from audited financial statements.